UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2009
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Switzerland (State of Incorporation)	001-34258 (Commission File No.)	98-0606750 (I.R.S. Employer Identification No.)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: +41-22.816.15.00
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
As of December 31, 2009, Weatherford International Ltd. (the “Company”) entered into new employment agreements with each of Jessica Abarca, Andrew P. Becnel, M. David Colley, Bernard J. Duroc-Danner, Stuart E. Ferguson and Keith R. Morley (the “2010 Employment Agreements”) and, effective as of January 1, 2010, adopted a new Supplemental Executive Retirement Plan (the “2010 SERP”) in which those officers will participate. The 2010 Employment Agreements supersede and replace the existing employments agreements with Weatherford International Ltd. and Weatherford International, Inc. (the “2009 Agreements”).
As disclosed in our Current Report on Form 8-K filed December 31, 2008, as of December 31, 2008, we amended several agreements and plans relating to compensation of our executive officers and directors in an effort to bring those arrangements into compliance with Sections 409A and 457A of the Internal Revenue Code, and entered into the 2009 Agreements, which agreements provided that we would enter into new employment agreements and a new retirement plan with our executive officers prior to the expiration of the 2009 Agreements. Our failure to do so would provide our executive officers with the right to terminate their employment agreements for “good reason”, as defined in the 2009 Agreements. The 2009 Agreements required the new employment agreements and new retirement plan to have the same terms and conditions as existed in agreements and plans between us and the executive officers prior to December 30, 2008, and to incorporate such terms and conditions that are more favorable to the executive officers from all agreements and retirement plans existing on January 1, 2009.
As required by the 2009 Agreements, the 2010 Employment Agreements and the 2010 SERP have similar terms and conditions to those in the agreements and plans prior to December 30, 2008, while incorporating such terms and conditions that are more favorable to the officers from all agreements and retirement plans existing on January 1, 2009. Specifically, each 2010 Employment Agreement is a three-year evergreen term employment agreement that incorporates terms contained in the 2009 Employment Agreements along with certain technical changes intended to reflect the Company’s redomestication to Switzerland and the satisfaction of the Company’s obligations under the 2009 Agreements. In addition, the 2010 SERP is intended to provide supplemental retirement benefits under the same terms and conditions in existence under the Nonqualified Executive Retirement Plan (the “ERP”) prior to December 30, 2008 (the date when the ERP was amended to freeze future benefit accruals) and to incorporate technical changes and such terms and conditions that are more favorable to employees as reflected under the ERP, as amended December 31, 2008, and under the SRP. The frozen ERP will remain in effect, but any benefits paid under the ERP will be offset by a reduction in benefits under the 2010 SERP. The SRP terminated under its original terms on December 31, 2009 and will not provide any further benefits.
The form of 2010 Employment Agreement is filed as Exhibit 10.1 and the 2010 SERP is filed as Exhibit 10.2 to this Current Report on Form 8-K and each are incorporated herein by reference. These descriptions are summaries of the material provisions of these documents but are not complete descriptions of the documents, which you are encouraged to read.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Form of Employment Agreement with Weatherford International Ltd.

10.2	Weatherford International Ltd. Supplemental Executive Retirement Plan.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2009	WEATHERFORD INTERNATIONAL LTD.

	By:	/s/ JOSEPH C. HENRY
Joseph C. Henry
Vice President and Co-General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Form of Employment Agreement with Weatherford International Ltd.

10.2	Weatherford International Ltd. Supplemental Executive Retirement Plan.

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